SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

☒ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to §240.14a-12.

H&R Block, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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4400 Main Street
Kansas City, Missouri 64111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held September 11, 2002

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held in the H&R Block City Stage Theater at Union Station located at 30 West Pershing (corner of Pershing and Main Street), Kansas City, Missouri, on Wednesday, September 11, 2002 at 9:00 a.m., Kansas City time (CDT). Shareholders attending the meeting are asked to park in The Yards Parking Lot located on the west side of Union Station. The meeting will be held for the following purposes:

1.	The election of three Class I directors to serve three-year terms (See page 3);

2.	The approvals of the 2003 Long-Term Executive Compensation Plan to replace the 1993 Long-Term Executive Compensation Plan and an amendment to the 1993 Long-Term Executive Compensation Plan to change its termination date to July 1, 2003 (See page 9);

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending April 30, 2003 (See page 17); and

4.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 8, 2002 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

By Order of the Board of Directors JAMES H. INGRAHAM Secretary

Kansas City, Missouri
August 2, 2002

A proxy for the annual meeting is enclosed. Even though you may plan to attend the meeting in person, please promptly vote by telephone or internet or by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Telephone and internet voting information is provided on the proxy card. If you are present at the meeting and desire to vote in person, your vote by proxy will not be used.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of H&R Block, Inc. (the “Company”), 4400 Main Street, Kansas City, Missouri 64111, for use at the annual meeting of shareholders to be held on September 11, 2002, or at any adjournment of that meeting, for the purposes set forth in the foregoing notice. All costs of solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by regular employees of the Company’s subsidiaries. The Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $8,500 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

To vote by proxy, registered shareholders (those who hold stock in their name) may use any of the following methods:

•	Telephone voting, by dialing 1-800-435-6710 and following the instructions on the proxy card,

•	Via the internet, by going to the web address http://www.eproxy.com/hrb/ and following the instructions on the proxy card, or

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Shares held in “street name” by a broker, bank or other nominee may be voted in accordance with the voting forms used by such firm.

A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, shares represented by a properly executed proxy received by the Board of Directors will be counted at the meeting and will be voted in accordance with the shareholder’s directions. If the form of proxy is signed and returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in accordance with the recommendations of the Board of Directors.

Quorum, Voting Procedures

A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at such meeting. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the meeting for quorum purposes. Shareholders are entitled to vote only those shares owned as of July 8, 2002, the record date for the meeting.

Shareholders do not have cumulative voting rights with respect to the election of directors. For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. For purposes of determining the number of shares present in person or represented by proxy on a voting matter, all votes cast “for,” “against,” “abstain” or “withhold authority” are included. “Broker non-votes,” which occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter.

Outstanding Voting Securities and Date of Mailing

At the close of business on July 8, 2002, the Company’s outstanding voting securities consisted of 181,479,370 shares of Common Stock. The proxy statement and accompanying form of proxy are first being sent to shareholders on or about August 2, 2002.

ITEM 1 ON FORM OF PROXY

Election of Directors

The Company’s Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall not be fewer than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. Effective October 8, 1999, the Board fixed the number of directors to constitute the Board of Directors at ten. On June 12, 2002, the Board decreased the number of directors to constitute the Board of Directors to nine effective as of the adjournment of the Company’s annual meeting on September 11, 2002 as a result of Frank L. Salizzoni’s retirement as Chairman of the Board and as a Class I director of the Company at that time. The Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. There are currently three Class I directors, four Class II directors and three Class III directors. The Board has nominated Mark A. Ernst, who is currently a Class II director, to fill the vacancy in the Class I directors resulting from Mr. Salizzoni’s retirement in order for the Company to have three directors in each class of directors as required by the Articles of Incorporation and Bylaws. The term of office of one class of directors expires at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of shareholders after their election.

Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company’s Bylaws.

At the annual meeting of shareholders to be held on September 11, 2002, three Class I directors will be elected to hold office for three years and until their successors are elected and shall have qualified. Thomas M. Bloch, Mark A. Ernst and Tom D. Seip have been nominated for election as Class I directors of the Company. Messrs. Bloch and Seip are currently Class I directors of the Company and, as noted above, Mr. Ernst is currently a Class II director. The shares voted by the proxies will be voted for the election of all three nominees unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director. If such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

The nominees for election as Class I directors, the current Class II directors (with the exception of Mark A. Ernst, who has been nominated for election as a Class I director), and the current Class III directors are listed in alphabetical order by class in the following table. G. Kenneth Baum, Henry F. Frigon, and Roger W. Hale serve as Class II directors with terms scheduled to expire at the annual meeting of shareholders in 2003. Donna R. Ecton, Louis W. Smith and Rayford Wilkins, Jr. serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 2004.

		Common Stock
		(and percent				Shared
		of class)		Sole Voting and		Voting and
Name, Age and Principal Occupation or	Director	Beneficially		Investment		Investment
Employment During Past Five Years	Since	Owned(1)		Powers		Powers

CLASS I DIRECTORS

Thomas M. Bloch (48)	2000	152,112	(5)	2,112	(5)	150,000
Educator(2)(3)		(.08%)

Mark A. Ernst (44)	1999 (4)	656,661	(5)	656,661	(5)	-0-
President and Chief Executive		(.36%)
Officer of the Company(2)(4)

Tom D. Seip (52)	2001	0		0		-0-
Private Investor(2)(6)		(0%)

Frank L. Salizzoni (64)	1988	841,725	(5)	815,125	(5)	26,600
Chairman of the Board of the		(.46%)
Company(2)(7)

CLASS II DIRECTORS

G. Kenneth Baum (72)	1961	221,600	(5)	221,600	(5)	-0-
Chairman of the Board,		(.12%)
George K. Baum Group, Inc., an investment company(2)

Henry F. Frigon (67)	1992	17,000	(5)	6,000	(5)	11,000
Chairman of the Board, CARSTAR,		(.01%)
Inc., a national collision repair service provider(2)(8)

Roger W. Hale (59)	1991	45,583	(5)	45,583	(5)	-0-
Retired Chairman and Chief		(.03%)
Executive Officer, LG&E Energy Corporation, a diversified energy services company(2)(9)

		Common Stock
		(and percent			Shared
		of class)	Sole Voting and		Voting and
Name, Age and Principal Occupation or	Director	Beneficially	Investment		Investment
Employment During Past Five Years	Since	Owned(1)	Powers		Powers

CLASS III DIRECTORS

Donna R. Ecton (55)	1993	34,000 (5)	34,000	(5)	-0-
Chairman, President and Chief		(.02%)
Executive Officer, EEI Inc., consultants to investors and management(10)

Louis W. Smith (59)	1998	16,000 (5)	16,000	(5)	-0-
Retired President and Chief		(.01%)
Executive Officer, Ewing Marion Kauffman Foundation, a not-for- profit charitable organization(2)(11)

Rayford Wilkins, Jr. (50)	2000	2,000 (5)	2,000	(5)	-0-
Group President, SBC Marketing &		(0%)
Sales, SBC Communications, Inc., a telecommunications company(12)

(1)	As of June 1, 2002. For purposes of this disclosure, the Securities and Exchange Commission has defined “beneficial ownership” to include securities over which the individual has sole or shared investment or voting power regardless of the economic incidents of ownership. The shares reported in the table include shares held by certain family members of the directors or in trusts or custodianships for such members (directly or through nominees). The reported shares also include 26,600 shares held by a charitable foundation of which Mr. Salizzoni is an officer and 11,000 shares held by a charitable foundation of which Mr. Frigon is director. The respective directors have disclaimed any beneficial ownership of those shares held by or for their family members. Mr. Salizzoni has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer. Mr. Frigon has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is director.

(2)	With respect to other directorships held by the above persons in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of said Act, Mr. Baum is a director of Interstate Bakeries Corporation; Mr. Bloch is a director of Business Men’s Assurance Company of America; Mr. Ernst is a director of Great Plains Energy, Inc.; Mr. Frigon is a director of Buckeye Technologies, Inc., Corporate Wings, Inc., Dimon, Inc., Packaging Corporation of America, Sypris Solutions, Inc. and Tuesday Morning Corporation; Mr. Hale is a director of Ashland Inc.; Mr. Salizzoni is a director of Orbital Sciences Corporation; Mr. Seip is a director of General Magic, Inc. and a trustee of several of the Neuberger Berman mutual funds; and Mr. Smith is a director of Sprint Corporation.

(3)	Mr. Bloch has served as Vice Chairman of University Academy, Kansas City, Missouri, since January 2000 and as an educator with University Academy since August 2000. He has also served as President of the Youth Service Alliance of Greater Kansas City since July 1999. Mr. Bloch served as an educator with St. Francis Xavier School from October 1995 until August 2000. He is a former President and Chief Executive Officer of the Company.

(4)	Mr. Ernst has served as a Class II director since September 1999 and has been nominated for election as a Class I director at the annual meeting of shareholders to be held on September 11, 2002. He has served as Chief Executive Officer of the Company since January 2001 and as President of the Company since September 1999. He served as Chief Operating Officer of the Company from September 1998 through December 2000 and as Executive Vice President of the Company from September 1998 until September 1999. Mr. Ernst served as Senior Vice President, Third Party and International Distribution and Senior Vice President, WorkPlace Financial Services of American Express Company, Minneapolis, Minnesota, from July 1997 through June 1998 and November 1995 through July 1997, respectively.

(5)	Includes shares which on June 1, 2002 the specified directors had the right to purchase as of June 30, 2002 pursuant to options granted in connection with the Company’s stock option plans, as follows: Mr. Baum, 40,000 shares; Mr. Bloch, 2,000 shares; Ms. Ecton, 32,000 shares; Mr. Ernst, 558,000 shares; Mr. Frigon, 6,000 shares; Mr. Hale, 36,000 shares; Mr. Salizzoni, 749,400 shares; Mr. Smith, 12,000 shares; and Mr. Wilkins, 2,000 shares.

(6)	Mr. Seip served as President, Chief Executive Officer and a director of Westaff, Inc., Walnut Creek, California, from May 2001 until January 2002. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President-Retail Brokerage from 1994 until 1997.

(7)	Mr. Salizzoni announced his retirement as Chairman of the Board and a Class I director of the Company effective as of the adjournment of the Company’s annual meeting on September 11, 2002. Mr. Salizzoni has served as Chairman of the Board of the Company since September 2000. He served as the Company’s Chief Executive Officer from June 1996 through December 2000. Mr. Salizzoni served as the Company’s President from June 1996 until September 1999. He served as Chairman of the Board of CompuServe Corporation from October 1996 until January 1998.

(8)	Mr. Frigon has served as Chairman of the Board of CARSTAR, Inc., Overland Park, Kansas, since July 1998. He served as Chief Executive Officer of CARSTAR, Inc., from July 1998 until February 2001.

(9)	Mr. Hale served as Chairman and Chief Executive Officer of LG&E Energy Corporation, Louisville, Kentucky, from August 1990 until April 2001.

(10)	Ms. Ecton has served as the Chairman, President and Chief Executive Officer of EEI Inc., Paradise Valley, Arizona, since July 1998. Ms. Ecton served as Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, from December 1996 until May 1998.

(11)	Mr. Smith served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, Kansas City, Missouri, from July 1997 until April 2002.

(12)	Mr. Wilkins has served as Group President SBC Communications, Inc., San Antonio, Texas, since May 2002. He served as President and Chief Executive Officer of Pacific Bell Telephone Company and Nevada Bell Telephone Company, San Ramon, California, from September 2000 until April 2002 and as President of SBC Business Communications Services, San Antonio, Texas, from October 1999 through September 7, 2000. Mr. Wilkins served as President and CEO of Southwestern Bell Telephone Co., San Antonio, Texas, from July 1999 until October 1999. He served as President of Business Communications Services, Pacific Bell Telephone Company, San Ramon, California, from August 1997 until July 1999. He also served as Vice President and General Manager of Southwestern Bell Telephone Co., Kansas City, Missouri, from August 1993 until August 1997.

DIRECTORS’ MEETINGS, COMPENSATION AND COMMITTEES

The Board of Directors held seven meetings during the 2002 fiscal year, and 19 meetings of the standing Board committees were held during such fiscal year (including one joint committee meeting). Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director’s fee of $30,000, meeting fees of $1,700 for each Board meeting attended ($2,000 effective September 1, 2002), committee chairman fees of $1,500 for each committee meeting that they chair ($2,000 effective September 1, 2002), and meeting fees of $1,100 ($1,200 effective September 1, 2002) for each committee meeting attended in a capacity other than as a chairman.

In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer their retainers and/or meeting fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant’s selection among fixed rate, variable rate and Company Common Stock investment alternatives. Payment of benefits occurs in cash upon termination of the participant’s services as a director, upon his or her death or, if he or she first became eligible to participate in the Plan at age 68 or older, upon attainment of age 75. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.

Pursuant to the H&R Block Stock Plan for Non-Employee Directors, eligible non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units. The stock units in the directors’ accounts are fully vested at all times. Payment of the stock units must be deferred at least one year and the director shall select the date of payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Stock Plan is currently 600,000 shares.

The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Effective June 30, 2002, each stock option granted to an outside director of the Company pursuant to the Plan is for 4,000 shares of the Company’s Common Stock, without par value, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. For each option granted on June 30, 2001, the Plan provided for an automatic grant of an option to purchase 3,000 shares of Common Stock, which option adjusted to an option to purchase 6,000 shares of Common Stock as a result of the two-for-one stock split effected on August 1, 2001. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 800,000.

Options for 6,000 shares each (split-adjusted), with an option price of $32.275 per share, were granted to Ms. Ecton and Messrs. Baum, Bloch, Frigon, Hale, Smith and Wilkins on June 30, 2001. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. Vesting is accelerated in the event of death, retirement or removal as a director without cause. All outstanding options expire ten years after the date of grant.

The Company also offers to its non-employee directors free income tax return preparation services by H&R Block Premium and free business travel insurance in connection with Company-related travel.

The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Governance and Nominating Committee and the Strategy and Development Committee. Mark A. Ernst and Frank L. Salizzoni are currently nonvoting ex officio members of the Finance Committee and the Strategy and Development Committee.

The Executive Committee, whose members are Messrs. Salizzoni (Chairman), Baum, Bloch, Ernst, Frigon and Smith, held no meetings during fiscal year 2002. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

The Audit Committee, whose members are Ms. Ecton (Chairman) and Messrs. Hale, Smith and Wilkins, held eight meetings during the 2002 fiscal year. The members of the Audit Committee are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as an exhibit to this proxy statement (Appendix A). The functions of the Committee are described in the Audit Committee Charter and include making recommendations to the Board of Directors with respect to the appointment of the Company’s independent accountants, evaluating the independence and performance of such accountants, reviewing the scope of the annual audit, and reviewing and discussing with management and the independent accountants the audited financial statements and accounting principles.

The Compensation Committee, whose members are Mr. Smith (Chairman), Ms. Ecton and Messrs. Hale and Seip, held four meetings during fiscal year 2002. The functions of the Committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries, recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers, and administering the Company’s long-term incentive compensation plans. See the Compensation Committee Report on Executive Compensation under “COMPENSATION OF EXECUTIVE OFFICERS,” below.

The Finance Committee, whose members are Messrs. Baum (Chairman), Bloch, Frigon and Seip, held three meetings during the 2002 fiscal year, one of which was a joint meeting with the Strategy and Development Committee. The primary duty of the Finance Committee is to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds.

The Governance and Nominating Committee, whose members are Mr. Hale (Chairman), Ms. Ecton and Messrs. Baum and Wilkins, held three meetings during the 2002 fiscal year. The Governance and Nominating Committee is responsible for corporate governance matters, the initiation of nominations for election as a director of the Company, the evaluation of the performance of the Board of Directors, and the determination of compensation of outside directors of the Company.

The Strategy and Development Committee, whose members are Messrs. Frigon (Chairman), Baum, Bloch and Wilkins, held two meetings during the 2002 fiscal year, one of which was a joint meeting with the Finance Committee. The functions of the Strategy and Development Committee include, among other things, determining appropriate areas of business development and expansion for the Company, developing acquisition and divestiture strategies and recommending to the Board of Directors the acquisition and/or divestiture of those businesses which in the Committee’s judgment would best serve the interests of the Company.

ITEM 2 ON FORM OF PROXY

APPROVALS OF THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN AND AN AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN

INTRODUCTION

The Board of Directors believes that the Company’s 1993 Long-Term Executive Compensation Plan (the “1993 Plan”) has been effective in attracting executives and key employees to the Company’s subsidiaries and in providing long-term incentives and rewards to those executives and key employees responsible for the continued growth of the Company. The Board also considers the awards granted under the 1993 Plan to be an effective incentive in attracting and negotiating with those members of entities recently acquired by the Company’s subsidiaries. The Board further believes that stock options, incentive stock options and other awards granted under the 1993 Plan have provided a form of incentive that aligns the economic interests of management and other key employees with those of the Company’s shareholders.

The substantial majority of the awards granted under the 1993 Plan have been incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Most ISOs have been granted on June 30 of each year, the same date each year that stock options are automatically granted to seasonal employees of the subsidiaries of H&R Block Services, Inc., pursuant to the Company’s 1999 Stock Option

Plan for Seasonal Employees. Section 422 of the Code specifically requires that, in order for an option to qualify as an ISO, such option must be granted within ten years from the date the applicable stock option plan is adopted, or the date such plan is approved by the shareholders, whichever is earlier. The 1993 Plan was adopted by the Board of Directors of the Company on July 2, 1993 and approved by the shareholders of the Company on September 8, 1993. As such, no ISOs may be granted under the 1993 Plan after July 1, 2003.

If the Compensation Committee desires to grant ISOs to key employees of the Company’s subsidiaries on or after July 1, 2003, a new plan providing for the award of ISOs must first be adopted by the Board of Directors and approved by the shareholders. The Board of Directors on July 1, 2002, unanimously approved the adoption of the 2003 Long-Term Executive Compensation Plan (the “2003 Plan”) to replace the 1993 Plan effective July 1, 2003 subject to approval of such Plan by the shareholders of the Company at the annual meeting of shareholders.

The provisions of the 2003 Plan are nearly identical to the provisions of the 1993 Plan. The only material differences between the two plans are with respect to the total number of shares that may be issued under the 2003 Plan and the total number of shares that may be subject to one or more awards granted to any one recipient during a calendar year under the 2003 Plan. The 2003 Plan covers a maximum of 9,000,000 shares of the Company’s Common Stock that may be issued pursuant to awards granted under the Plan during its 10-year term, while the 1993 Plan presently provides that a total of 26,000,000 shares of Common Stock are issuable under such Plan. The 2003 Plan restricts the total number of shares which may be subject to one or more awards granted to any one recipient during a calendar year to 500,000, while the 1993 Plan presently restricts the total number of shares which may be granted to any one recipient during a calendar year to 700,000. Such share figures are subject to adjustment as provided in the respective plans.

The 1993 Plan provides that awards may be granted thereunder at any time prior to September 7, 2003, on which date such Plan will terminate except as to awards then outstanding. Because the 2003 Plan is intended to replace the 1993 Plan effective July 1, 2003, the Board of Directors has unanimously approved the adoption of an amendment to the 1993 Plan to change the termination date of the 1993 Plan to July 1, 2003, subject to the approval of such amendment by the shareholders. Outstanding awards under the 1993 Plan will not be affected by its termination. If the 2003 Plan is not approved by the shareholders, the 1993 Plan will continue in effect until the September 7, 2003 date specified in such Plan for its termination (unless terminated earlier by the Board of Directors in accordance with the terms of the 1993 Plan). The full text of the 1993 Plan, as proposed to be amended, is set forth as Appendix B to this proxy statement.

MATERIAL FEATURES OF THE 2003 PLAN

The material features of the 2003 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2003 Plan, the full text of which is set forth as Appendix C to this proxy statement.

ADMINISTRATION. The 2003 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). All members of the Committee are non-employee directors of the Company and such members are not eligible to participate in the 2003 Plan. The Committee will have the authority to determine, within the limits of the express provisions of the 2003 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee may delegate to the Chief Executive Officer of the Company the authority to make such determinations, provided that any authority so delegated may not apply to awards to executive officers of the Company and may be exercised only in accordance with the 2003 Plan and any guidelines, rules and limitations which the Committee may prescribe.

TYPES OF AWARDS. Awards under the 2003 Plan may include shares of Common Stock of the Company (“Common Stock”), restricted shares of Common Stock (“Restricted Shares”), nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), performance shares, performance units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the 2003 Plan. Restricted Shares are shares of Common Stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. An SAR is the right to receive cash, Common Stock or both based on the increase in the market value of the shares of Common Stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A “performance share” is the right to receive, upon satisfying designated performance goals within a performance period, cash, Common Stock or both based on the market value of shares of Common Stock covered by such performance shares at the close of the performance period. A “performance unit” is the right to receive cash, Common Stock or both upon satisfying designated performance goals within a performance period.

The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee at the time the award is paid or exercised. An employee may be granted multiple awards in any one calendar year, provided that the aggregate number of shares of Common Stock subject to such awards may not exceed 500,000. The 2003 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the 2003 Plan and any other “incentive stock option plans” maintained by the Company does not exceed $100,000. No ISO is exercisable later than ten years after the date it is granted.

Neither the Company nor any subsidiary receives from the recipient of an award any consideration for the granting of the award.

ELIGIBLE EMPLOYEES. The Committee may grant awards to any employee of the Company’s direct or indirect subsidiaries. The highest number of persons employed by subsidiaries of the Company during the fiscal year ended April 30, 2002, including seasonal employees, was approximately 99,054. Since awards under any predecessor plan to the 2003 Plan (including the 1993 Plan) have not been made to seasonal employees in the past, it is estimated that the approximately 10,943 regular, full-time employees of the subsidiaries of the Company will be eligible to participate in the 2003 Plan. Such number may increase with acquisitions by the Company. No ISO may be granted to an employee owning more than 10% of the combined voting power of all classes of stock of the Company.

ASSIGNABILITY. No award granted pursuant to the 2003 Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

SHARES SUBJECT TO THE 2003 PLAN. An aggregate of 9,000,000 shares of Common Stock is reserved for issuance under the 2003 Plan. All of such shares may be issued in connection with the exercise of ISOs. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and Common Stock) are available for additional grants. Shares of Common Stock to be delivered or purchased under the 2003 Plan may be either authorized but unissued Common Stock or treasury shares.

ANTI-DILUTION PROTECTION. In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2003 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

MARKET VALUE RESTRICTIONS. The amounts of certain awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each nonqualified stock option or ISO granted under the 2003 Plan, which is paid to the Company at the time of the exercise, shall be determined by the Committee, but may not be less than the market value of such Common Stock on the date of grant of such option. The exercise price for each option will remain constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 2003 Plan described above. The market value of a share of Common Stock on the date an SAR is granted shall be the base value of such SAR. On July 8, 2002, the last reported sale price of the Company’s Common Stock on the New York Stock Exchange was $47.25 per share.

AMENDMENTS AND TERMINATIONS. The Board of Directors may at any time terminate or amend the 2003 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the 2003 Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the 2003 Plan, or delete or amend the market value restrictions contained in the 2003 Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders. The Committee may grant Awards at any time prior to July 1, 2013, on which date the 2003 Plan will terminate except as to Awards then outstanding thereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2023, whichever first occurs.

AWARDS TO BE GRANTED UNDER THE 2003 PLAN AND AWARDS GRANTED UNDER THE 1993 PLAN. The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the 2003 Plan are not presently determinable. As a result of the discretionary nature of the 2003 Plan, it is not possible to state who the participants in such Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Plan during the last fiscal year if the 2003 Plan had been in effect during that year.

The Committee and the Board of Directors approved the grant of stock options under the 1993 Plan, as of June 30, 2001, with an exercise price per share equal to $32.275 (the closing price on the date of grant, adjusted for a two-for-one stock split effected August 1, 2001), for the following numbers of shares of Common Stock (also adjusted for such stock split): 180,000 shares for Mark A. Ernst, 90,000 shares for Jeffery W. Yabuki, 50,000 shares for Thomas G. Rotherham, 70,000 shares for Frank J. Cotroneo and 60,000 shares for Robert E. Dubrish; 638,000 shares for all executive officers as a group; and 2,333,076 shares for all employees as a group (excluding executive officers).

Excluding the June 30, 2001 grant described above, during the 2002 fiscal year, the named executive officers did not receive any awards under the 1993 Plan; executive officers as a group were awarded stock options for 92,000 shares with a weighted average exercise price per share equal to $39.03 and 17,100 restricted shares (such stock options and restricted shares were awarded only to certain executive officers who first became employed by a subsidiary of the Company during the 2002 fiscal year in connection with commencement of employment); and all employees as a group (excluding executive officers) were awarded stock options for 1,066,520 shares with a weighted average exercise price per share equal to $36.57.

The exact types and amounts of any future awards to be made to any eligible employees pursuant to the 1993 Plan prior to its termination are not presently determinable. As a result of the discretionary nature of the 1993 Plan, it is not possible to state who the participants in the 1993 Plan will be in the future or the number of options or other awards to be received by a person or group.

EQUITY COMPENSATION PLANS

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2002. In addition to the 1993 Plan, these equity compensation plans include the Company’s 1989 Stock Option Plan for Outside Directors, the Company’s 1984 Long-Term Executive Compensation Plan (the “1984 Plan”), the 1999 Stock Option Plan for Seasonal Employees, and the 2000 Employee Stock Purchase Plan.

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	excluding securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(A)

Plan category	(A)	(B)	(C)

Equity	15,909,937	$26.33	19,523,123
compensation plans approved by security holders
Equity	0	0	0
compensation plans not approved by security holders

Total	15,909,937	$26.33	19,523,123

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the issuance and/or exercise of awards under the 2003 Plan and the 1993 Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

COMMON STOCK AWARDS. The recipient of a Common Stock award will recognize ordinary income for federal income tax purposes at the time of receipt of Common Stock in an amount equal to the fair market value of the Common Stock received. The Company will be entitled to a deduction for such amount as and when the ordinary income is recognized by the recipient. Upon disposition of any Common Stock received, the recipient will recognize long-term or short-term capital gain or loss, depending upon the period for which the recipient has held the shares, in an amount equal to the excess of the selling price over the fair market value of such shares on the date of receipt.

RESTRICTED SHARES. A recipient will not be taxed at the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the Restricted Shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by the Company.

INCENTIVE STOCK OPTIONS. The 2003 Plan and the 1993 Plan qualify as incentive stock option plans within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO.

If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is a minimum tax addition. A corresponding minimum tax subtraction is allowed in the year in which the shares are disposed. See “ALTERNATIVE MINIMUM TAX,” below.

NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option under the 2003 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

STOCK APPRECIATION RIGHTS. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise) and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of performance shares or performance units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance share or units in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date received over the price of the performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term capital gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

ALTERNATIVE MINIMUM TAX. In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax (“AMT”), which is payable only to the extent it exceeds the recipient’s regular tax liability. The AMT is assessed on the recipient’s alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT “adjustments.” Federal law currently provides for a minimum tax credit that may be applied against the recipient’s regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

EFFECTIVE DATE. The 2003 Plan and the amendment to the 1993 Plan shall be effective as of July 1, 2003, subject to prior approval by the shareholders of the Company. If the 2003 Plan is not approved by such shareholders, the 1993 Plan will remain in effect as it currently exists, without the amended provision proposed herein.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approvals of the 2003 Plan and the amendment to the 1993 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS “FOR” THIS PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS APPROVALS OF THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN AND THE AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 3 ON FORM OF PROXY

Appointment of Independent Accountants

Subject to ratification by the shareholders at the annual meeting, the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent accountants for the fiscal year ending April 30, 2003. PricewaterhouseCoopers has served as the Company’s independent accountants since 1999. Representatives of PricewaterhouseCoopers are expected to be present at the 2002 annual meeting, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by the shareholders.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended April 30, 2002 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year were $639,577.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by PricewaterhouseCoopers for services rendered for information systems design and implementation fees were $445,803.

ALL OTHER FEES

The aggregate fees billed by PricewaterhouseCoopers for services rendered other than the services described in the previous two paragraphs were $1,295,371. These fees included services related to corporate tax consulting, regulatory and accounting advice, mortgage securitizations, business consulting and separate audits of subsidiaries and benefit plans.

The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers’ independence.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation of financial statements in accordance with generally accepted accounting principles and the financial reporting process, including the Company’s system of internal controls. The Company’s independent accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, the independent accountants and the internal auditor to review matters relating to the Company’s financial statements, internal audit activities, internal accounting controls and non-audit services provided by the independent accountants.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent accountants, the Company’s audited financial statements for the fiscal year ended April 30, 2002. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board No. 1 relating to independence discussions with audit committees; has discussed with PricewaterhouseCoopers their independence from the Company and its management; and has considered whether PricewaterhouseCoopers’ provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donna R. Ecton, Chairman Roger W. Hale Louis W. Smith Rayford Wilkins, Jr.

INFORMATION REGARDING SECURITY HOLDERS

Principal Security Holders

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. The information provided is based upon Schedule 13G filings.

Percent of
	Shares	Common
Name and Address	Beneficially	Stock
of Beneficial Owner	Owned	Outstanding

Warren E. Buffett,	15,999,200	8.76	%(1)
Berkshire Hathaway Inc.,
OBH Inc., and National
Indemnity Company
1440 Kiewit Plaza
Omaha, Nebraska 68131

Percent of
	Shares	Common
Name and Address	Beneficially	Stock
of Beneficial Owner	Owned	Outstanding

Harris Associates L.P.	12,086,890	6.62	%(2)
Two North LaSalle Street
Suite 500
Chicago, Illinois 60602-3790

(1)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2001 and is furnished in reliance on the Schedule 13G of Berkshire Hathaway Inc. filed with the Securities and Exchange Commission (“SEC”) on February 14, 2002. The Schedule 13G indicates that Mr. Buffett, Berkshire Hathaway, Inc., OBH Inc. and National Indemnity Company share the voting and dispositive power over the shares.

(2)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2001 and is furnished in reliance on the Schedule 13G of Harris Associates L.P., an investment advisor, filed with the SEC on February 8, 2002. The Schedule 13G indicates that the number of shares beneficially owned includes 12,086,890 shares with shared voting power, 2,094,790 shares with sole dispositive power, 9,992,100 shares with shared dispositive power and no shares with sole voting power. The general partner of Harris Associates L.P. is Harris Associates Inc.

Security Ownership of Management

The following table shows the beneficial ownership of Common Stock of the Company of those executive officers of the Company listed in the Summary Compensation Table, under “COMPENSATION OF EXECUTIVE OFFICERS,” who are not directors of the Company, as well as the beneficial ownership of Common Stock of all directors and executive officers of the Company. Information regarding individual directors is contained in the table above, under “ITEM 1 ON FORM OF PROXY, Election of Directors.” No directors or executive officers of the Company own any shares of Preferred Stock of the Company.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Jeffery W. Yabuki	171,132(1)	.09%

Frank J. Cotroneo	127,332(1)	.07%

Thomas G. Rotherham	60,066(1)	.03%

Robert E. Dubrish	261,200(1)	.14%

All directors and officers as a group	3,232,707(2)(3)	1.75%
(26 persons)(2)(3)

(1)	Includes shares which on June 1, 2002 the specified officers had the right to purchase as of June 30, 2002 pursuant to options granted in connection with the Company’s 1993 Long- Term Executive Compensation Plan, as follows: Mr. Yabuki, 100,000 shares; Mr. Cotroneo, 121,332 shares; Mr. Rotherham, 58,666 shares; and Mr. Dubrish, 183,200 shares.

(2)	Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 2,477,313 shares which such directors and officers have the right to purchase as of June 30, 2002 pursuant to options granted in connection with the Company’s stock option plans.

(3)	Includes 3,045,107 shares held with sole voting and investment powers and 187,600 shares held with shared voting and investment powers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s Common Stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time except for (a) the reporting, due to a clerical error, as 4,500 shares instead of the correct 14,500 shares on the timely filed Form 3 for Brian L. Nygaard, President and Chief Executive Officer of H&R Block Financial Advisors, Inc., the number of restricted shares of the Company’s Common Stock issued to him in November 2001 under the H&R Block, Inc. 1993 Long-Term Compensation Plan and (b) the failure to timely report on a Form 4 for Henry F. Frigon, one of the Company’s directors, the disposition in June 2001 of 16,190.1098 deferred compensation units (each equal in value to one share of the Company’s Common Stock) posted to Mr. Frigon’s account in the H&R Block Deferred Compensation Plan for Directors, such disposition being a part of a reallocation of his account balance among available Plan investment options. An additional unreported transaction consisted of the sale of 5,000 shares of the Company’s Common Stock in December 2001 by the Frigon Family Foundation, a charitable foundation for which Mr. Frigon is a director and for which Mr. Frigon voluntarily reports transactions on a Form 4. The clerical error and failures to timely report were inadvertent and, as soon as the oversights were discovered, the transactions were promptly reported.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth for the fiscal year ended April 30, 2002 and for the two previous fiscal years the annual, long-term and other compensation paid to the Chief Executive Officer of the Company serving as such during such year and to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer) who was serving as an executive officer of the Company at the end of such year.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards

				Other
				Annual				Securities	LTIP	All Other
				Compen-		Restricted		Underlying	Pay-	Compen-
Name and Principal	Fiscal	Salary	Bonus	sation		Stock		Options	outs	sation
Position	Year	($)	($)	($)		Award(s) ($)(1)		(#)(2)	($)	($)

Mark A. Ernst,	2002	683,333	787,500	27	(4)	168,032	(5)	180,000	-0-	77,554	(6)
President and Chief	2001	545,793	583,109	40	(4)	-0-		150,000	-0-	17,136	(6)
Executive Officer(3)	2000	475,909	240,287	27	(4)	-0-		120,000	-0-	21,478	(6)

Jeffery W. Yabuki,	2002	411,006	365,625	36,601	(8)	126,451	(9)	90,000	-0-	31,645	(10)
Chief Operating Officer	2001	99,824	278,662	-0-		-0-		70,000	-0-	11,402	(10)
and Executive Vice	2000	162,879	131,573	16,942	(8)	1,573,813	(9)	80,000	-0-	3,355	(10)
President(7)

Thomas G. Rotherham,	2002	384,378	288,000	-0-		-0-		50,000	-0-	-0-
President and Chief	2001	402,432	-0-	-0-		-0-		42,000	-0-	-0-
Executive Officer, RSM	2000	204,052	-0-	-0-		-0-		42,000	-0-	-0-
McGladrey, Inc.(11)

Frank J. Cotroneo,	2002	362,500	301,125	9,437	(13)	92,392	(14)	70,000	-0-	12,126	(15)
Senior Vice President	2001	268,304	295,372	85,574	(13)	-0-		70,000	-0-	951	(15)
and Chief Financial	2000	68,542	286,557	3,007	(13)	121,594	(14)	40,000	-0-	169	(15)
Officer(12)

Robert E. Dubrish,	2002	360,153	297,000	-0-		139,511	(17)	60,000	-0-	35,969	(18)
President and Chief	2001	319,995	290,208	-0-		1,479,375	(17)	36,000	-0-	25,777	(18)
Executive Officer, Option	2000	307,339	220,875	-0-		-0-		48,000	-0-	24,086	(18)
One Mortgage Corporation(16)

NOTES TO SUMMARY COMPENSATION TABLE:

(1)	Restricted shares of the Company’s Common Stock granted pursuant to the Company’s Long-Term Executive Compensation Plan. For grants prior to August 1, 2001, the number of shares reported reflect the two-for-one stock split effective August 1, 2001.

(2)	Stock options were granted pursuant to the Company’s 1993 Long-Term Executive Compensation Plan. For grants prior to August 1, 2001, the number of shares reported reflect the two-for-one stock split effective August 1, 2001.

(3)	Mr. Ernst has served as Chief Executive Officer of the Company since January 1, 2001, and has served as President of the Company since September 1999. He served as Chief Operating Officer of the Company from September 1998 to December 31, 2001.

(4)	Includes the $27 (2002), $40 (2001) and $27 (2000) payments by the Company for participation by Mr. Ernst in the Company’s group legal plan.

(5)	This figure represents the dollar value of 3,641 shares of restricted Common Stock of the Company awarded to Mr. Ernst on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Ernst’s fiscal year 2002 short-term incentive compensation paid in the form of restricted stock. The shares vest in one-third annual increments beginning one year after the grant date.

(6)	For fiscal year 2002, this figure includes the Company’s matching contributions under the Company’s deferred compensation plan for executives (“DCP”) of $63,322, the Company’s matching contributions under the 401(k) savings plan of $1,175, the Company’s contributions under the profit-sharing plan of $11,050, $760 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst, and the $1,247 economic value of the death benefit provided by the Company’s Executive Survivor Plan (“ESP”). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer. For fiscal year 2001, this figure includes the Company’s matching contributions under the Company’s DCP of $10,000, the Company’s matching contributions under the 401(k) savings plan of $2,550, the Company’s matching contributions under the profit-sharing plan of $3,118, $581 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst, and the $887 economic value of the death benefit provided by the Company’s ESP. For fiscal year 2000, this figure includes the Company’s matching contributions under the Company’s DCP of $16,527, the Company’s matching contributions under the 401(k) savings plan of $1,549, $567 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst, and the $2,835 economic value of the death benefit provided by the Company’s ESP.

(7)	Mr. Yabuki has served as Chief Operating Officer of the Company since April 15, 2002, Executive Vice President of the Company since October 2000 and President, H&R Block Services, Inc. since October 2000. He served as President, H&R Block International from September 1999 to October 2000.

(8)	Includes the $36,601 (2002) and $16,942 (2000) payments by the Company for payment of certain relocation-related expenses and reimbursement for the payment of taxes incurred in connection with the payment of such expenses by the Company.

(9)	For fiscal year 2002, this figure represents the dollar value of 2,740 shares of restricted Common Stock of the Company awarded to Mr. Yabuki on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Yabuki’s fiscal year 2002 short-term incentive compensation paid in the form of restricted stock. For fiscal year 2000, this figure represents the dollar value of 67,600 shares of restricted Common Stock of the Company (split-adjusted) granted to Mr. Yabuki on September 7, 1999, calculated by multiplying $23.2815 (split-adjusted), the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. All restricted shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2002, Mr. Yabuki’s restricted shares (excluding the 45,066 shares that vested on September 7, 2000 and September 7, 2001) had a fair market value of $1,003,457. Mr. Yabuki received dividends totaling $17,578 on the restricted stock (excluding the 45,066 shares that vested during fiscal year 2002) during fiscal year 2002.

(10)	For fiscal year 2002, this figure includes the Company’s matching contributions under the Company’s DCP of $16,836, the Company’s matching contributions under the 401(k) savings plan of $2,715, the Company’s contributions under the profit-sharing plan of $11,050, $410 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Yabuki and the $634 economic value of the death benefit provided by the Company’s ESP. For fiscal year 2001, this figure includes the Company’s matching contributions under the Company’s DCP of $10,701, $271 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Yabuki and the $431 economic value of the death benefit provided by the Company’s ESP. For fiscal year 2000, this figure includes the Company’s matching contributions under the 401(k) savings plan of $281, the Company’s matching contributions under the Company’s DCP of $2,083, $240 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Yabuki and the $750 economic value of the death benefit provided by the Company’s ESP.

(11)	Mr. Rotherham has served as Chief Executive Officer of RSM McGladrey, Inc. (“RSM”), an indirect subsidiary of the Company since April 2000 and as President of RSM since August 1999. He served as Chief Operating Officer of RSM from August 1999 until April 2000.

(12)	Mr. Cotroneo commenced employment with a subsidiary of the Company in February 2000 and has served as Senior Vice President and Chief Financial Officer of the Company since February 2000.

(13)	For fiscal year 2002, this figure includes the $9,397 reimbursement in such year for the payment of taxes incurred in connection with certain relocation-related expenses by the Company and the $40 payment by the Company for participation by Mr. Cotroneo in the Company’s group legal plan. For fiscal year 2001, this figure includes the $83,074 payment by the Company of certain relocation-related expenses and reimbursement in such year for the payment of taxes incurred in connection with the payment of such expenses by the Company, the $40 payment by the Company for participation by Mr. Cotroneo in the Company’s group legal plan, and the $2,459 payment by the Company for fees incurred by Mr. Cotroneo for personal income tax return preparation, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company’s payment of such fees. For fiscal year 2000, this figure includes payment by the Company of $3,000 for fees incurred by Mr. Cotroneo for personal income tax preparation, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company’s payment of such fees, and also includes the $7 payment for participation in a group legal plan.

(14)	For fiscal year 2002, this figure represents the dollar value of 2,002 shares of restricted Common Stock of the Company awarded to Mr. Cotroneo on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Cotroneo’s fiscal year 2002 short-term incentive compensation paid in the form of restricted stock. For fiscal year 2000, this figure represents the dollar value of 6,000 shares of restricted Common Stock of the Company (split-adjusted) granted to Mr. Cotroneo in February 2000, calculated by multiplying $40.531, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. The shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2002, Mr. Cotroneo’s restricted shares had a fair market value of $158,879. Mr. Cotroneo earned dividends totaling $2,200 on the restricted stock (excluding the 4,000 shares that vested on February 21, 2001 and February 21, 2002) during fiscal year 2002.

(15)	For fiscal year 2002, this figure includes the Company’s contributions under the profit-sharing plan of $11,050, the $650 economic value of the death benefit provided by the Company’s ESP and the $426 in insurance premiums paid by the Company with respect to the term life insurance maintained for the benefit of Mr. Cotroneo. For fiscal years 2001 and 2000, this figure includes $360 (2001) and $60 (2000) in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Cotroneo; and the $591 (2001) and the $109 (2000) economic value of the death benefit provided by the Company’s ESP.

(16)	Mr. Dubrish has served as President and Chief Executive Officer of Option One Mortgage Corporation since June 1997.

(17)	For fiscal year 2002, this figure represents the dollar value of 3,023 shares of restricted Common Stock of the Company awarded to Mr. Dubrish on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Dubrish’s fiscal year 2002 short-term incentive compensation paid in the form of restricted stock. For fiscal year 2001, this figure represents the dollar value of 90,000 shares (split-adjusted) of restricted Common Stock of the Company granted to Mr. Dubrish on June 30, 2000, calculated by multiplying $32.875, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. All restricted shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2002, Mr. Dubrish’s restricted shares (excluding the 30,000 shares that vested on June 30, 2001) had a fair market value of $2,502,013. Mr. Dubrish earned dividends totaling $42,300 on the restricted stock during fiscal year 2002.

(18)	This figure includes Company matching contributions under the DCP of $28,006 (2002), $19,881 (2001) and $18,690 (2000); Company matching contributions under the Option One 401(k) savings plan in fiscal years 2001 and 2000 of $5,100 and $4,178, respectively; the $943 (2002), $796 (2001) and $1,218 (2000) economic value of the death benefit provided by the Company’s ESP, the $1,020 in insurance premiums paid in fiscal year 2002 by the Company with respect to the life insurance maintained for the benefit of Mr. Dubrish and the Company’s matching contributions under the 401(k) savings plan in fiscal year 2002 of $6,000.

Stock Option Grant Table

The following table summarizes options to purchase the Company’s Common Stock granted during the fiscal year ended April 30, 2002 to the executive officers named in the Summary Compensation Table, above (the “Named Officers”):

Stock Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rates of Stock
					Price Appreciation for
					Option Term(1)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options Granted	Employees in	Price	Expiration
Name	(#)(2)	Fiscal Year	($/Sh)(2)	Date	5% ($)	10% ($)

Mark A. Ernst	180,000	2.04%	$32.275	6/30/11	$3,653,563	$9,258,847

Jeffery W. Yabuki	90,000	1.02%	$32.275	6/30/11	$1,826,782	$4,629,423

Thomas G. Rotherham	50,000	0.57%	$32.275	6/30/11	$1,014,879	$2,571,902

Frank J. Cotroneo	70,000	0.79%	$32.275	6/30/11	$1,420,830	$3,600,663

Robert E. Dubrish	60,000	0.68%	$32.275	6/30/11	$1,217,854	$3,086,282

NOTES:

(1)	The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company’s Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2)	Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 2002. Options were granted under the 1993 Long-Term Executive Compensation Plan. The number of securities underlying the options granted prior to August 1, 2001 and the exercise price therefore were adjusted for the two-for-one stock split effected on that date. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable three years after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of one-third of the total number of shares subject to the option. The stock options generally become fully exercisable (a) at any time after the Named Officer reaches the age of 65, retires, and more than one year has elapsed since the date of grant, (b) upon a change in control of the Company not less than six months after the date of grant, or (c) upon the attainment of certain closing stock prices of the Common Stock for not less than 30 consecutive trading days. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.

Option Exercises and Fiscal Year-End Values

The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 2002 and presents the value of unexercised options as of such date for the Named Officers. The value of unexercised in-the-money options at fiscal year-end is calculated by determining the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of the options multiplied by the number of shares underlying such options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
			at FY-End (#)	at FY-End ($)
Shares
	Acquired on	Value	Exercisable (E)/	Exercisable (E)/
Name	Exercise (#)	Realized ($)	Unexercisable (U)	Unexercisable (U)

Mark A. Ernst	-0-	-0-	510,000(E) 240,000(U)	$9,863,625(E) $2,655,000(U)

Jeffery W. Yabuki	-0-	-0-	100,000(E) 140,000(U)	$1,868,625(E) $1,766,500(U)

Thomas G. Rotherham	-0-	-0-	58,666(E) 75,334(U)	$1,111,270(E) $746,780(U)

Frank J. Cotroneo	-0-	-0-	121,332(E) 58,668(U)	$2,365,465(E) $580,660(U)

Robert E. Dubrish	-0-	-0-	164,000(E) 88,000(U)	$3,304,050(E) $1,002,600(U)

Employment Agreement and Change-in-Control Arrangements

Mark A. Ernst is subject to an Employment Agreement with HRB Management, Inc. (“HRB”), an indirect subsidiary of the Company, dated July 16, 1998, whereby effective September 1, 1998, he was employed as the Executive Vice President and Chief Operating Officer of the Company. The Agreement provides for an initial base salary at an annual rate of $400,000; participation in the Company’s Short-Term Incentive Plan; 72,000 restricted shares of the Company’s Common Stock (“Common Stock”) (split-adjusted) awarded on the effective date; and a stock option to purchase 300,000 shares of Common Stock (split-adjusted) granted on the effective date. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by HRB for “cause,” and by Mr. Ernst for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” by Mr. Ernst for “good reason,” or by either party during the 180-day period following the date of a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to continue to pay Mr. Ernst’s salary (determined as of the termination date) and provide all other benefits for a period of two years following such termination, as well as a pro rata portion of the incentive bonus compensation to which he would have been entitled had he remained employed through the end of the fiscal year in which such termination occurs. In addition, all outstanding stock options become fully vested and are exercisable for the three-month period following termination, and any restrictions upon Common Stock awarded Mr. Ernst on the effective date lapse and such stock becomes fully vested upon the date of termination.

Jeffery W. Yabuki is subject to an Employment Agreement with HRB dated September 7, 1999, whereby effective September 7, 1999, he was employed as the President, H&R Block International. The Agreement provides for an initial base salary at an annual rate of $250,000; participation in the Company’s Short-Term Incentive Plan; a $70,000 bonus upon continued employment by HRB through April 30, 2000; 67,600 restricted shares of Common Stock (split-adjusted) awarded on the effective date; a stock option to purchase 80,000 shares of Common Stock (split-adjusted) granted on the effective date; and a stock option to purchase a minimum 44,000 shares of Common Stock (split-adjusted) granted on the date in fiscal year 2001 on which options are granted to all or substantially all other senior executives of the Company and its subsidiaries. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by mutual written agreement, by HRB for “cause,” and by Mr. Yabuki for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” by Mr. Yabuki for “good reason,” or by either party within 180 days following a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to pay to Mr. Yabuki for the two-year period following such termination compensation at an annual rate equal to the sum of the annual rate of base salary in effect on the date of termination and the aggregate short-term incentive compensation paid by HRB to him for the last fiscal year completed prior to the year of termination, and provide health, life and disability insurance benefits for a period of two years following such termination. In addition, all outstanding stock options which would have vested during such two-year period following termination become fully vested and are exercisable for the three-month period following termination, and any restrictions upon stock held by Mr. Yabuki lapse to the extent such restrictions would have lapsed during the two-year period following termination.

Frank J. Cotroneo is subject to an Employment Agreement with HRB dated January 26, 2000, whereby effective February 21, 2000, he was employed as the Senior Vice President and Chief Financial Officer of the Company. The Agreement provides for a $250,000 signing bonus on its effective date; an initial base salary at an annual rate of $350,000; participation in the Company’s Short-Term Incentive Plan; a stock option to purchase 40,000 shares of Common Stock (split-adjusted) granted on the effective date; a stock option to purchase a minimum of 40,000 shares of Common Stock (split-adjusted) on the date in fiscal year 2001 on which options are granted to all or substantially all other senior executive officers of the Company; and 6,000 restricted shares of Common Stock (split-adjusted) awarded on the effective date. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by mutual written agreement, by HRB for “cause,” and by Mr. Cotroneo for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” or by Mr. Cotroneo for either “good reason” or within 180 days following a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to pay to Mr. Cotroneo for the one-year period following such termination compensation at an annual rate equal to the sum of the annual rate of base salary in effect on the date of termination and the aggregate short-term incentive compensation paid by HRB to him for the last fiscal year completed prior to the year of termination. In addition, in such circumstances, HRB is obligated to provide health, life and disability insurance benefits for the one-year period following such termination, all outstanding stock options become fully vested and are exercisable for the three-month period following termination, and any restrictions upon Common Stock awarded

Mr. Cotroneo on the effective date lapse and such stock becomes fully vested upon the date of termination.

Robert E. Dubrish is subject to an Employment Agreement with Option One Mortgage Corporation (“Option One”), an indirect subsidiary of the Company, dated February 9, 2002, and effective June 30, 2001. The Agreement provides for a base salary at an annual rate of $360,000 as of the effective date and a stock option to purchase 60,000 shares of Common Stock (split-adjusted) granted as of the effective date. Base salary and any incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice. Option One also has the right to terminate the Agreement without notice upon the occurrence of certain stated events. If Mr. Dubrish incurs a “qualifying termination,” as defined in the H&R Block Severance Plan (the “Severance Plan”), or if the Agreement is terminated by Mr. Dubrish within 180 days following a “change of control” (as defined in the Agreement) of the Company, Option One is obligated to pay to Mr. Dubrish his choice of the level of severance compensation and benefits as would be provided under the Severance Plan as such plan exists either on the effective date of the Agreement or on Mr. Dubrish’s last day of employment. As of the effective date, the Severance Plan provides maximum compensation of 18 months of salary and one and one-half times target payout under the Short-Term Incentive Plan, with the actual amount based upon Mr. Dubrish’s salary and target payout, salary grade and length of service with all subsidiaries of the Company at the time of his termination, as well as a discretionary payment, which may be zero. In addition, in such circumstances, Option One is obligated to provide health, life and disability insurance benefits for the one-year period following such termination, and all outstanding stock options that would have vested in the 18-month period following termination become fully vested and are exercisable for the three-month period following termination.

Thomas G. Rotherham is subject to an Employment Agreement with RSM McGladrey, Inc. (“RSM”), an indirect subsidiary of the Company, dated August 2, 1999, whereby effective August 2, 1999, he was employed as Chief Operating Officer of RSM. The Agreement provides for an initial base salary at an annual rate of $360,000; a stock option to purchase 42,000 shares of Common Stock (split-adjusted) awarded on the effective date; and bonus compensation based upon RSM achieving certain specified profit levels during the term of the Agreement. Base salary is to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party without “cause,” by RSM for “cause,” or by RSM following a “change of control”) (as such terms are defined in the Agreement). If the Agreement is terminated by RSM without “cause” or by Mr. Rotherham as a result of a reduction of his base salary below 75 percent of the highest base salary paid to him by RSM in any year, Mr. Rotherham may elect either (a) to receive a severance payment equal to $5,000 for each year he is employed by RSM or by a predecessor of RSM in an equivalent position subject to a maximum payment of $125,000 or (b) to compete with RSM and pay RSM a specified amount for any RSM clients on whose behalf Mr. Rotherham performs services at any time during the five-year period following termination of the Agreement. If RSM terminates this Agreement following a change of control or if Mr. Rotherham terminates the Agreement after both a change of control and a substantial reduction of his duties, authority or status, RSM is obligated to pay Mr. Rotherham for the two-year period following such termination compensation at an annual rate equal to his annual base salary in effect on the date of termination and all outstanding stock options become fully vested and are exercisable for the three-month period following termination.

Stock option agreements entered into on or after June 30, 1996 between the Company and the recipients of stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company’s voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, (iii) either approval (for agreements entered into prior to June 30, 2001) by the Company’s shareholders or completion (for agreements entered into on or after June 30, 2001) of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) the sale of all or substantially all of the assets of the Company, or (iv) approval by the Company’s shareholders of a liquidation or dissolution of the Company.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors serve on the Compensation Committee of the Company’s Board of Directors: Louis W. Smith (Chairman), Donna R. Ecton, Roger W. Hale and Tom D. Seip. No directors on the Compensation Committee (a) are or have been officers or employees of the Company or any of its subsidiaries, or (b) had any relationships requiring disclosure in the proxy statement.

Performance Graph

The graph below sets forth for the five-year period ended April 30, 2002, the cumulative total shareholder return to the Company’s shareholders, as well as the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Standard & Poor’s Service (Commercial & Consumer) Index, the published industry index to which the Company is currently assigned by Standard & Poor’s. The performance graph assumes that $100 was invested at the market close on April 30, 1997 and that dividends were reinvested. The data for the graph was furnished by Research Data Group, Inc.

Cumulative Total Shareholder Return	4/97	4/98	4/99	4/00	4/01	4/02

H&R BLOCK, INC.	100.00	142.35	155.51	138.30	187.62	278.15

S & P 500	100.00	141.07	171.85	189.26	164.71	143.91

S & P DIVERSIFIED	100.00	118.25	97.46	80.00	99.13	107.07
COMMERCIAL SERVICES

Compensation Committee Report on Executive Compensation

Compensation Philosophy

The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is an essential element to reaching that goal. As such, it is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in shareholder value as measured by the Company’s stock price. It is the Compensation Committee’s responsibility to review the Company’s executive compensation program and policies each year and to recommend to the non-employee members of the Board of Directors the compensation of the Company’s executive officers. The objectives that serve as guidelines for the Compensation Committee in connection with compensation decisions are as follows:

•	Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company’s goals.

•	Integrate executive compensation programs with the Company’s annual and long-term business objectives and focus executive behavior on the fulfillment of those objectives.

•	Provide variable compensation opportunities that are directly related to the performance of the Company and that align executive compensation with the interests of the Company’s shareholders.

Compensation Program

The Company’s executive compensation program has been designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. In designing compensation programs for executives and determining executive officer salaries, the Committee takes into consideration information provided by compensation consultants and surveys with respect to compensation paid to executives holding positions with similar responsibilities in organizations of comparable size.

Base Salary. Base salaries are determined by reference to an individual’s salary grade and corresponding salary range. Salary grade levels are determined by comparing jobs to market pay practices, where applicable, as well as an assessment of the internal worth of the job. The primary factors considered in determining the appropriate salary for fiscal year 2002 within a particular salary range were the individual performance of the executive and the ratio of the individual’s prior salary to the mid-point of the salary range. The individual salaries of executive officers are reviewed annually by the Committee.

Short-Term Incentive Compensation. The Company’s short-term incentive program consists of objective incentive compensation based upon objective, performance-based criteria, and discretionary incentive compensation. Certain aspects of the program differ dependent upon whether a participant is a senior vice president or more senior officer of the Company or one of its operating subsidiaries (“Senior Executive”).

The heavier emphasis for executive officers (80% of targeted incentive compensation for Senior Executives, in most cases in fiscal year 2002, and 65% for other executive officers) is generally placed upon the objective, performance-based incentive compensation. Objective incentive compensation specifically relates executive pay to Company performance. Bonuses under such a program provide financial rewards solely for the achievement of substantive business results. Under the H&R Block Short-Term Incentive Plan and other short-term incentive programs, the Committee establishes performance goals for the Company and the business units thereof, as well as competitive target bonus awards for the participants (usually a percentage of salary). The Committee specifies the performance goals applicable to each participant and the portion of the target award to which each performance goal applies.

Bonuses under objective incentive programs are paid after the end of a fiscal year only if the Company (or a business unit of the Company) has met the performance goal, or performance goals, established by the Compensation Committee for such fiscal year. The Committee must first review and approve the payout of each bonus for an executive officer. One factor upon which bonus compensation for executive officers was dependent for fiscal year 2002 under the objective short-term incentive program was the degree to which targeted year-over-year growth in the Company’s diluted earnings per share was attained by the Company (at least 15% of each executive officer’s aggregate targeted short-term incentive compensation). For some executive officers, year-over-year growth in pretax earnings by an applicable business unit of the Company was a performance criterion. A portion of short-term incentive compensation for some executive officers was also dependent on the attainment of year-over-year revenue goals of the Company or a business unit of the Company. Under the H&R Block Short-Term Incentive Plan and other short-term incentive programs approved by the Compensation Committee, participants can earn more than the target award (up to 200%) if actual results exceed the performance targets.

The Compensation Committee determined that a portion of overall short-term incentive compensation for fiscal year 2002 should be based upon discretionary criteria. As such, executive officers were eligible to receive discretionary incentive compensation outside of the objective short-term incentive program. For most executive officers, 20% of the executive’s overall targeted short-term incentive compensation related to the performance of the individual, as assessed by senior management of the Company and approved by the Committee. In addition, for executive officers other than Senior Executives, at least 15% of the executive’s overall targeted short-term incentive compensation related to the achievement by the Company or an applicable business unit of strategic business objectives that support the Company’s priorities. Actual incentive payouts under the discretionary plan could be from 0% to 200% of the target award.

Outside of the regular discretionary short-term incentive program described above, Senior Executives participated in fiscal year 2002 in a discretionary incentive compensation program based on the achievement of strategic business objectives with payouts that could range from 0% to 25% of the annual rate of base salary and that were not based on the target awards established for other short-term incentive compensation. The actual awards under this program were determined by the Compensation Committee based on its assessment of the achievement of the strategic business objectives.

For fiscal year 2002, the Compensation Committee determined that, for executive officers in the short-term incentive programs other than Senior Executives, actual incentive compensation based on objective criteria and the achievement of strategic business objectives could be increased or decreased based on the associate’s individual performance rating for the fiscal year. Top performers were eligible to receive up to 1.5 times the actual calculated payout based on these criteria (increasing the top end of the range of potential actual payouts for these criteria from 200% to 300% of the target award), while associates whose performance ratings indicated that they were not consistently meeting expectations could have calculated payout amounts based on these criteria reduced by up to 75%. These multipliers provided incentive for stronger individual performance.

Most short-term incentive compensation is paid in cash. However, the Compensation Committee determined that a portion of Senior Executives’ performance-based incentive compensation should be paid in the form of shares of restricted Common Stock (“Restricted Shares”) instead of cash in order for Senior Executives to have more meaningful exposure to the Company’s performance. Payment in the form of Restricted Shares also encourages the retention of the Senior Executives. Accordingly, actual cumulative short-term incentive payouts based on objective criteria and discretionary criteria relating to individual performance that exceeded 150% of the aggregate targeted payouts for such criteria were paid in the form of Restricted Shares. Further, any incentive compensation for Senior Executives based on the achievement of strategic business objectives was paid in the form of Restricted Shares. The Restricted Shares were issued under the Company’s 1993 Long-Term Executive Compensation Plan and are described in more detail under “Long-Term Incentive Compensation,” below. The restrictions on the shares lapse over a three-year period in one-third annual increments beginning on the first anniversary of the date of issuance. The number of Restricted Shares awarded was calculated by dividing the cash value of the applicable incentive compensation by the last reported closing price for the Company’s stock as of June 30, 2002.

Deferred Compensation. The Company offers to its executive officers and to key employees of its subsidiaries a deferred compensation plan designed to enhance the participants’ financial security upon retirement. Subject to annual deferral limits, the plan offers participants the opportunity to defer an aggregate of $1 million of base salary during the time of his or her participation in the plan. During fiscal year 2002, the Company contributed $.25 for each dollar of salary or bonus deferred for certain executives who were participating in the plan as of January 2001 (with no Company match for other participants) and vesting in such Company contributions is based on the number of years of plan participation as an employee. Gains or losses are posted to a participant’s account in accordance with his or her selection of various fixed rate, variable rate and Company stock investment alternatives. The plan is unfunded and benefits are paid upon termination of employment, except in cases of disability or hardship.

Long-Term Incentive Compensation. The Company encourages stock ownership by executive officers of the Company. Long-term incentive awards which are tied to the Company’s Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with those of the Company’s shareholders. Under the Company’s 1993 Long-Term Executive Compensation Plan, option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options generally expire after ten years. Options granted to executive officers in fiscal year 2002 provided that they are not exercisable until three years after the date of grant, at which time they become exercisable over a three-year period on a cumulative basis in one-third increments. Such options further provided for accelerated vesting of the one-third increments if the stock price of the Company’s Common Stock attains certain levels for 30 consecutive trading days. The Committee believes that awards containing such vesting provisions encourage both executive retention and the maximization of shareholder value. The grant of options to executive officers of the Company is discretionary with the Compensation Committee and the Committee has generally awarded stock options to executive officers on an annual basis. The number of shares subject to any stock option grant is determined by an analysis of the executive’s level of responsibility and prior year’s performance. The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

In some cases in fiscal year 2002, the Compensation Committee awarded to executive officers shares of restricted Common Stock pursuant to the 1993 Long-Term Executive Compensation

Plan (1) as an inducement to accept employment with a subsidiary of the Company, or (2) in connection with short-term incentive programs (as described above). These Restricted Shares are subject to forfeiture and may not be transferred by the executive until certain time restrictions lapse. In each case, the Restricted Shares Agreement between the Company and the executive officer provides that, prior to the time such Restricted Shares vest, (i) such Restricted Shares are nontransferable, and (ii) the officer is entitled to receive any cash dividends payable with respect to unvested Restricted Shares and vote such unvested Restricted Shares at any meeting of shareholders of the Company.

Compensation of Chief Executive Officer

The salary, short-term incentive compensation and long-term incentive compensation of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

Mark A. Ernst has served as President and Chief Executive Officer of the Company since January 1, 2001. Mr. Ernst is a party to an employment agreement with a subsidiary of the Company entered into at the time of his employment by such subsidiary in 1998. Mr. Ernst’s annual base rate of salary was increased from $600,000 to $700,000, effective July 1, 2001.

As the Chief Executive Officer of the Company has responsibility for the general and active management of the business of the Company and its subsidiaries, 100% of the target award of Mr. Ernst for fiscal year 2002 under the objective Short-Term Incentive Plan related to the Company’s achievement of its targeted year-over-year growth in diluted earnings per share. The target award for Mr. Ernst under the Plan was $367,500, 52.5% of his annual rate of base salary. In accordance with the schedule for determining the incentive payout for the earnings per share criterion utilized for all executive officers, Mr. Ernst was eligible for an incentive payout under the Plan in the range of 0% to 200% of target, based upon year-over-year growth in earnings per share of 10% to 25.16% (with the incentive payout at the target award upon 17.1% growth). Based upon the results achieved by the Company, Mr. Ernst was entitled to incentive compensation under the Short-Term Incentive Plan of $735,000 (200% of target).

Like other Senior Executives, Mr. Ernst was eligible to receive two forms of discretionary incentive compensation for fiscal year 2002 in addition to compensation under the objective program. Under one discretionary program, a target award of $157,500 (22.5% of his annual rate of base salary) was established for Mr. Ernst. The actual payout under such program was to be an amount between 0% and 200% of the target award, with the determination of such payout to be made by the Compensation Committee at its sole discretion, based upon its assessment of Mr. Ernst’s individual performance during fiscal year 2002. Under the other discretionary program, Mr. Ernst could be awarded incentive compensation based on the Company’s achievement of its strategic business objectives, as determined by the Compensation Committee. The actual award could range from 0% to 25% of Mr. Ernst’s annual rate of base salary. The Compensation Committee determined that Mr. Ernst’s performance during fiscal year 2002 and the Company’s achievement of its strategic objectives during such year merited a total incentive payout under the discretionary programs of $220,500. The Committee’s determination was based on Mr. Ernst’s contributions to the Company’s strong financial performance for fiscal year 2002 and the Company’s progress toward its long-term strategy.

As with other Senior Executives, the Committee determined that any cumulative actual awards under the Short-Term Incentive Plan and the individual discretionary incentive compensation program described above in excess of 150% of Mr. Ernst’s aggregate target award under such Plan and program would be paid in the form of Restricted Shares issued under the 1993 Long-Term Executive Compensation Plan. Awards under the discretionary program tied to the achievement of strategic business objectives are also paid in the form of Restricted Shares. Accordingly, $168,000 of Mr. Ernst’s $955,500 cumulative actual awards under the Plan and discretionary programs was paid in the form of Restricted Shares (a total of 3,641 shares).

The number of Restricted Shares awarded to Mr. Ernst noted above was determined based on the closing price of the Company’s stock on June 28, 2002, the last trading day prior to the issue date, June 30, 2002. The restrictions lapse over a three-year period in one-third annual increments commencing on June 30, 2003.

Mr. Ernst was granted an option to purchase 90,000 shares of Common Stock at an option price of $64.55 per share, the last quoted market price for the Company’s Common Stock on June 30, 2001, the date of grant. As a result of the two-for-one stock split of the Company’s stock on August 1, 2001, the option was converted to an option to purchase 180,000 shares of Common Stock at an option price of $32.275. Such option has a term of ten years and vests in one-third annual increments beginning on the third anniversary of the date of grant. The stock option provides that the vesting of each one-third increment of the option will accelerate on the day immediately following the 30th consecutive trading day on which the closing price of the Company’s Common Stock exceeds $40, $50 and $60, respectively (post-stock-split numbers).

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations relating thereto limit to $1 million the Company’s federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company’s proxy statement, subject to certain transition rules and exceptions for specified types of performance-based compensation.

The Committee believes that it is in the Company’s and shareholders’ best interests to maximize tax deductibility only when practicable and consistent with the Committee’s overall compensation philosophy, the needs of the Company and shareholder interests. The Committee may award non-deductible compensation when it believes that such awards are in the best interest of the shareholders, balancing tax efficiency with long-term strategic objectives.

The Committee believes the 1993 Long-Term Executive Compensation Plan and the H&R Block Short-Term Incentive Plan satisfy the requirements for exemption under Section 162(m). With the Committee’s primary focus on performance-based compensation under these Plans, it expects to continue to qualify most compensation paid to the named executive officers as tax deductible.

COMPENSATION COMMITTEE

Louis W. Smith, Chairman Donna R. Ecton Roger W. Hale Tom D. Seip

SHAREHOLDER PROPOSALS

Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Wednesday, September 10, 2003 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than April 4, 2003 in order to be included in next year’s proxy statement and form of proxy.

Shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposals are not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company’s Bylaws and applicable rules and regulations of the Securities and Exchange Commission. For business to be properly brought before the annual meeting scheduled for September 10, 2003, such notice must be delivered to or mailed and received by the Secretary of the Company at the address set forth above not later than the close of business on June 18, 2003. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If the Company does not receive proper and timely notice of a shareholder proposal, the proxies shall have the right to exercise discretionary authority with respect to such proposal at the annual meeting.

OTHER MATTERS

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors JAMES H. INGRAHAM Secretary

August 2, 2002

APPENDIX A

H&R BLOCK, INC.

AUDIT COMMITTEE CHARTER

ROLE OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor. The role of the Audit Committee also includes encouragement of strong, positive working relationships and free and open communication among the directors, the independent auditor, the internal auditors, counsel and the Company’s management.

COMMITTEE COMPOSITION

•	The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. References to “Company” in this Charter shall refer to the Company and all of its subsidiaries.

•	The Board of Directors shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee and its Chairman. The Board shall apply the rules and restrictions of the New York Stock Exchange relating to independence and consider employment, officer, business, family and other relationships in making such determinations and appointments.

•	Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

•	The Chairman of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

•	The Audit Committee shall cause to be filed with the New York Stock Exchange annually after the Board of Directors appoints the Audit Committee, and at any time when the composition of the Audit Committee changes, a Written Affirmation in the form required by the Listed Company Manual of the New York Stock Exchange.

AUDIT COMMITTEE MEETINGS

•	The Audit Committee shall hold at least four regular meetings annually, and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this

Charter or by the Board of Directors. Special meetings of the Committee may be called by the Chairman of the Audit Committee.

•	The Committee shall periodically and at least quarterly meet with the independent auditor, the Director of Internal Audit (or person with similar responsibilities) and management of the Company in separate executive sessions to discuss any matters that the Committee or each such group or person believes should be discussed privately.

•	The Committee shall request members of management, counsel, the Internal Audit Department and the Company’s independent auditor, as applicable, to participate in Committee meetings, as deemed appropriate by the Committee. Periodically and at least annually the Committee shall meet in private session with only Committee members.

•	The Committee shall periodically report on its meetings and other activities to the Board of Directors, shall keep accurate minutes of its meetings and shall present such minutes to the Board of Directors for its approval.

RESPONSIBILITIES AND DUTIES

CHARTER/REPORT

•	The Audit Committee Charter and any revisions thereto shall be approved by the Board of Directors.

•	The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis, or more frequently as needs dictate, and recommend to the Board of Directors any revisions considered appropriate.

•	The Audit Committee Charter shall be included as an appendix to the Company’s proxy statement in accordance with the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rules and regulations may be modified or supplemented from time to time (“SEC Rules”).

•	The Committee shall prepare and publish in the Company’s proxy statement an Audit Committee Report as and when required by SEC Rules.

INDEPENDENT AUDITOR AND OTHER INDEPENDENT ACCOUNTANTS

The independent auditor for the Company is ultimately accountable to the Board of Directors and the Audit Committee of the Company.

The Audit Committee shall:

•	Have sole authority over the appointment, retention, discharge or replacement of the independent auditor, and the approval of all audit engagement fees and terms.

•	Receive and discuss with management and the independent auditor the letter from the independent auditor regarding the auditor’s independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as such Standard may be modified or supplemented from time to time.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

•	Periodically and at least annually evaluate and discuss with the independent auditor such auditor’s independence, effectiveness and performance, including the experience and qualifications of the senior members of the independent auditor team and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

•	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or the independent auditor on a regular basis.

•	Present its conclusions regarding its evaluation of the independent auditor to the Board of Directors and recommend to the Board any appropriate action to satisfy the Committee and/or the Board of the qualifications, performance and independence of the independent auditor.

•	Approve the audit plan and the scope of the audit on an annual basis or as otherwise necessary, and approve any modifications thereto.

•	Have sole authority over the engagement of the independent auditor to perform significant non-audit services, and the approval of all fees associated with such engagement.

•	Review the extent to which independent public accountants other than the principal independent auditor are used by the Company and the rationale for such use.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

INTERNAL AUDITORS

The Audit Committee shall:

•	Review and approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit (or person with similar responsibilities) and periodically and at least annually review the performance of the Director of Internal Audit.

•	At least annually review and approve the internal audit plan, and periodically ensure adequate resources are available to execute the plan.

•	Review the results of completed internal audits with the Director of Internal Audit and monitor corrective actions taken by management, as deemed appropriate.

•	Review with the independent auditor its assessment of Internal Audit Department practices and objectivity.

FINANCIAL REPORTING AND RISK CONTROL

The Audit Committee shall:

•	Review the coordination of audit efforts of the Internal Audit Department and the independent auditor to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	Review and discuss with management and the independent auditor the audited financial statements of the Company, including management’s discussion and analysis.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

•	Review with the independent auditor the independent auditor’s evaluation of the Company’s financial, accounting and internal audit personnel, and the cooperation received by the independent auditor during the course of the audit.

•	Review any significant disagreement between management and either the independent auditor or the Internal Audit Department in connection with the preparation of the financial statements.

•	Discuss with management and the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)	the adoption of, or changes to, the Company’s significant accounting principles or financial reporting policies;

(b)	the management letter provided by the independent auditor and management’s response to that letter; and

(c)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information.

•	Review (a) the accounting treatment accorded significant transactions, (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet structures on the financial statements of the Company and (d) the Company’s use of reserves and accruals, as reported by management and the independent auditor.

•	Discuss with the independent auditor and management the auditor’s judgments about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. If the independent auditor identifies any matters relating to such quality and acceptability in connection with its review of financial information, the Audit Committee shall receive from the independent auditor or management communication about such matters.

•	Make recommendations to the Board of Directors as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

•	Receive from management and the independent auditor timely analysis of significant current financial reporting issues.

•	Review with management, the Internal Audit Department and the independent auditor the Company’s financial risks, the Company’s risk management process, any major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of any material control deficiencies.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

ETHICAL AND LEGAL COMPLIANCE AND OTHER RESPONSIBILITIES

The Audit Committee shall:

•	Establish, review and update (or cause management to update) periodically the H&R Block, Inc. Code of Business Ethics & Conduct (the “Code”) and assure that management has established a system to enforce the Code.

•	Review and approve the appointment, replacement, reassignment or dismissal of the Ethics Program Director under the Code and periodically review his or her performance.

•	Review reports concerning compliance of the Company’s directors, management, associates and others to whom the Code applies.

•	Review the results of the Internal Audit Department’s annual audit of corporate officer expenses and perquisites.

•	Review with the Company’s General Counsel and, when appropriate, outside counsel legal compliance matters and any legal matter that could have a significant impact on the Company’s financial statements.

•	Conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities, and retain independent advisors at the expense of the Company, when needed, to assist in the conduct of any investigation.

•	Annually evaluate its own performance.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B

H&R BLOCK, INC.

1993 LONG-TERM EXECUTIVE COMPENSATION PLAN

         1.     Purposes.The purposes of this 1993 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of H&R Block, Inc., and its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

         2.     Definitions.

         (a)  Award means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

         (b)  Common Stock means the Common Stock, without par value, of the Company.

         (c)  Company means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its subsidiary corporations and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

         (d)  Incentive Stock Option means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the “Internal Revenue Code”).

         (e)  Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

         (f)  Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

         (g)  Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

         (h)  Plan means this 1993 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

         (i)  Recipient means an employee of the Company who has been granted an Award under the Plan.

         (j)  Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

         (k)Stock Appreciation Right means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of the Performance Period for such Stock Appreciation Right to the date of exercise.

         (l)  Stock Option means the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Company’s Common Stock.

         3.     Administration of the Plan. The Plan shall be administered by a Compensation Committee (the “Committee”) consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

         The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

         4.     Absolute Discretion. The Committee may, in its sole and absolute discretion (subject to the Committee’s power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

         The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

         5.     Eligibility. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other “incentive stock option plans” (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

         6.     Stock Subject to the Plan.The total number of shares of Common Stock issuable under this Plan may not at any time exceed 26,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. No more than an aggregate of five percent (5%) of the total number of shares of Common Stock issuable under this Plan may be issued or issuable in connection with Awards that constitute Common Stock, Restricted Shares, Performance Shares and Performance Units. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 700,000, subject to adjustment as provided in Section 16 of the Plan.

         7.     Awards.

         (a)  Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

         (b)  The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

         8.     Vesting Requirements.The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

         9.     Deferred Payments and Dividend and Interest Equivalents.

         (a)  The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

         (b)  The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

         10.     Stock Option Price. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

         11.     Stock Appreciation Right Value. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

         12.     Continuation of Employment. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

         13.     Registration of Stock. Each Award shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

         14.     Employment Status. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

         15.     Assignability. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

         16.     Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

         17.     Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

         18.     Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient’s salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

         19.     Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

         20.     Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

         21.     Award Contracts. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

         22.     Guidelines. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

         23.     Amendment and Discontinuance. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) materially increase the benefits accruing to participants under the Plan, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

         24.     Termination. The Committee may grant Awards at any time prior to July 1, 2003, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2013, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

         25.     Approval. This Plan shall take effect upon due approval by the shareholders of the Company.

APPENDIX C

H&R BLOCK, INC.

2003 LONG-TERM EXECUTIVE COMPENSATION PLAN

         1.     Purposes. The purposes of this 2003 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of H&R Block, Inc. and its subsidiary corporations, and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

         2.     Definitions.

         (a)  Award means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

         (b)  Committee means the Compensation Committee described in Section 3.

         (c)  Common Stock means the Common Stock, without par value, of the Company.

         (d)  Company means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its “subsidiary corporations” (as defined in Section 424(f) of the Internal Revenue Code) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

         (e)  Incentive Stock Option means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code.

         (f)  Internal Revenue Code means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

         (g)  Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

         (h)  Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

         (i)  Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

         (j)  Plan means this 2003 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

         (k)    Recipient means an employee of the Company who has been granted an Award under the Plan.

         (l)     Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

         (m)   Stock Appreciation Right means the right to receive, upon exercise of a stock appreciation right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such stock appreciation right from the initial day of the Performance Period for such stock appreciation right to the date of exercise.

         (n)   Stock Option means the right to purchase, upon exercise of a stock option granted under this Plan, shares of the Company’s Common Stock.

         3.     Administration of the Plan. The Plan shall be administered by the Committee which shall consist of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

         The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

         4.     Absolute Discretion. The Committee may, in its sole and absolute discretion (subject to the Committee’s power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

         The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

         5.     Eligibility. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other “incentive stock option plans” (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

         6.     Stock Subject to the Plan. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 9,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. No more than an aggregate of five percent (5%) of the total number of shares of Common Stock issuable under this Plan may be issued or issuable in connection with Awards that constitute Common Stock, Restricted Shares, Performance Shares and Performance Units. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 500,000, subject to adjustment as provided in Section 16 of the Plan.

         7.     Awards.

         (a)  Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

         (b)  The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

         8.     Vesting Requirements.The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

         9.     Deferred Payments and Dividend and Interest Equivalents.

         (a)  The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

         (b)  The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

         10.     Stock Option Price. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

         11.     Stock Appreciation Right Value. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

         12.     Continuation of Employment. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

         13.     Registration of Stock. Each Award shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

         14.     Employment Status. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

         15.     Assignability. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

         16.     Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

         17.     Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

         18.     Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient’s salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock, or in the form of an Incentive Stock Option or Stock Option, may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to satisfy all or any part of the tax required to be withheld by the Company in connection with such Award, or the exercise of such Incentive Stock Option or Stock Option, by electing to have the Company withhold a number of shares of Common Stock awarded, or purchased pursuant to such exercise, having a fair market value on the date the tax withholding is required to be made equal to or less than the amount required to be withheld.

         19.     Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Recipient.

         20.     Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

         21.     Award Contracts. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

         22.     Guidelines. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

         23.     Amendment and Discontinuance. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) materially increase the benefits accruing to participants under the Plan, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

         24.     Termination. The Committee may grant Awards at any time prior to July 1, 2013, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2023, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

         25.     Approval. This Plan shall take effect July 1, 2003, contingent upon prior approval by the shareholders of the Company.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY PROXY BY (A) INTERNET, (B) TELEPHONE, OR (C) MAIL BY FOLLOWING THE INSTRUCTIONS SET FORTH BELOW.

Please mark your votes as indicated in this example **X**

1. ELECTION OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out the name below.

NOMINEES ARE: FOR CLASS I DIRECTORS, 01 THOMAS M. BLOCH, 02 MARK A. ERNST AND 03 TOM D. SEIP

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominee(s) listed
☐	☐

BY CHECKING THE BOX TO THE RIGHT, I CONSENT TO FUTURE ACCESS OF THE ANNUAL REPORTS, PROXY STATEMENTS, AND OTHER COMMUNICATIONS ELECTRONICALLY VIA THE INTERNET. I UNDERSTAND THAT THE COMPANY MAY NO LONGER DISTRIBUTE PRINTED MATERIALS TO ME FOR ANY FUTURE SHAREHOLDER MEETING UNTIL SUCH CONSENT IS REVOKED. I UNDERSTAND THAT I MAY REVOKE MY CONSENT AT ANY TIME BY CONTACTING THE COMPANY'S TRANSFER AGENT, MELLON INVESTOR SERVICES LLC, RIDGEFIELD PARK, NJ AND THAT COSTS NORMALLY ASSOCIATED WITH ELECTRONIC DELIVERY, SUCH AS USAGE AND TELEPHONE CHARGES AS WELL AS ANY COSTS I MAY INCUR IN PRINTING DOCUMENTS, WILL BE MY RESPONSIBILITY. I CONSENT ☐

Dated ____________________________ 2002

____

SIGNATURE

____

SIGNATURE OF SHAREHOLDER(S)

(Please date and sign exactly as name appears at the left and return in the enclosed postage paid envelope. If the shares are owned in joint names, all joint owners should sign.)

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/hrb		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	**OR**	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	**OR**	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Please consider consenting to receive future annual reports, proxy statements and other Company communications electronically via the Internet by marking the "I Consent" box on the top portion of this form. Many of our shareholders have expressed a desire to receive these communications electronically instead of by mail. By consenting, the Company will save the expense associated with distributing paper copies of the materials. For the 2003 annual meeting of shareholders, the Company plans to place relevant documents on the Company's web site. If you consent, you will receive timely postal notice of the availability of any such communication on the Company's web site and upon your written request to the Company you will receive a paper copy of such documents.